Press Contact: Tom Rodak Director of Corporate Marketing (765) 771-5555	Investor Relations: Jeff Taylor Vice President, Acting CFO & Treasurer (765) 771-5310

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces Second Quarter 2013 Results

Q2 2013 GAAP EPS of $0.20 and Non-GAAP Adjusted EPS of $0.21 per Diluted Share; Operating Income and Operating EBITDA of $30.5 Million and $42.2 Million, respectively

LAFAYETTE, Ind. – July 30, 2013 – Wabash National Corporation (NYSE: WNC) reported second quarter 2013 net income of $14.1 million, or $0.20 per diluted share on net sales of $413 million compared to second quarter 2012 net income of $1.9 million, or $0.03 per diluted share on net sales of $362 million. The Company’s second quarter 2013 results include the impact of non-recurring acquisition expenses and the early extinguishment of debt related to a $20 million term loan prepayment made in May 2013. Excluding the impact of these items, non-GAAP adjusted earnings for the quarter ended June 30, 2013 were $14.7 million, or $0.21 per diluted share. The second quarter 2012 results also included non-recurring charges related to the Company’s acquisition of Walker Group Holdings LLC (“Walker”), totaling $13.6 million. Excluding the impact of these costs, non-GAAP adjusted earnings for the quarter ended June 30, 2012 were $15.5 million, or $0.23 per diluted share. If the prior period results were tax affected at 40.0 percent consistent with the current period, non-GAAP earnings per share would have been lower by $0.08 per diluted share. Net sales for the second quarter of 2013 also included a full quarter impact from the Walker acquisition completed in May 2012 as well as the acquisition of certain assets of Beall Corporation (“Beall”) completed in the first quarter of 2013.

The Company reported operating income totaling $30.5 million for the second quarter of 2013, compared to operating income of $8.6 million for the second quarter of 2012. Non-GAAP operating EBITDA, which excludes the effects of certain costs related to the acquisition of Walker and certain assets of Beall, as well as other recurring and non-recurring items, for the second quarter of 2013 was $42.2 million, an improvement of $12.6 million compared to the previous year period. On a trailing twelve months basis, the Company’s net sales increased to approximately $1.56 billion, generating operating EBITDA of $145.9 million, or 9.4 percent of net sales. The improvement in operating performance is attributed to the successful execution of the Company’s growth strategy and disciplined approach to improving profitability, including an improved mix of higher-margin trailer orders, diversification into higher margin opportunities through the acquisitions of Walker and certain assets of Beall, and operational improvements in our manufacturing facilities.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
	June 30,		September 30,		December 31,		March 31,		June 30,
(Dollars in thousands)	2012		2012		2012		2013		2013

Net Sales	$362,408		$405,917		$415,847		$324,229		$413,126

Gross Profit Margin	10.9%		12.3%		13.1%		13.0%		14.2%

Income from Operations	$8,568	(1)	$27,236	(1)	$29,231	(1)	$14,856	(1)	$30,452	(1)

Net Income	$1,942	(1)	$18,441	(1)	$80,184	(1) (2)	$5,735	(1)	$14,135	(1)

Diluted EPS	$0.03		$0.27		$1.16		$0.08		$0.20

Non-GAAP Measures(3):
Operating EBITDA	$29,685		$37,695		$38,834		$27,134		$42,246

Operating EBITDA Margin	8.2%		9.3%		9.3%		8.4%		10.2%

Adjusted Earnings	$15,542		$20,887		$21,678		$6,106		$14,697

Adjusted Diluted EPS	$0.23		$0.30		$0.32		$0.09		$0.21

Notes:

(1)	Quarterly Income from Operations and Net Income include charges of $13.6 million, $2.4 million, $0.5 million, $0.6 million and $0.2 million for the quarterly periods beginning with the second quarter of 2012 and ending with the second quarter of 2013, respectively, in connection with acquisition related charges associated with the Company’s acquisition of Walker as well as the purchase of certain assets of Beall.
(2)	Net income for the fourth quarter of 2012 includes an income tax benefit of $59.0 million primarily related to the reversal of a U.S. valuation allowance against its deferred tax assets.
(3)	See “Non-GAAP Measures” below for explanation of the non-GAAP results included above.

Dick Giromini, president and chief executive officer, stated, “We are very pleased to report such a strong second quarter. Our results were driven by the broad-based execution of our long-term strategy to transform Wabash National into a diversified manufacturer, while implementing operational improvements throughout the business and enhancing our long-term margin and growth profile through the integration of strategic acquisitions. The benefits of our diversification initiatives are evident in our second quarter results including a more balanced contribution from each of our segments to both our top-line and bottom-line. In particular, our composite products exceeded our expectations and recorded the strongest quarter in its history. We maintained the momentum generated during 2012 and followed the first quarter with solid growth during the second quarter, and based on current order rates and industry indicators, we expect continued strong performance in the second half of the year.”

Mr. Giromini continued, “New trailer shipments for the second quarter were approximately 11,400, consistent with our previous guidance of 11,000 to 12,000 trailers. We anticipate a significant increase in customer pickups during the third quarter with trailer shipments expected to be between 12,500 to 13,500 trailers. We now expect the full year trailer shipments to be between 45,500 and 47,500 units. Our backlog increased slightly during the quarter and continues to be at a healthy level of approximately $680 million as of June 30, 2013. Longer-term, we believe the demand environment for trailers remains strong as fleet age, customer profitability, used trailer values, regulatory compliance and improved access to financing all support continued demand for new trailers.”

Second Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2013 and 2012, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended June 30,
2013
New trailers shipped	10,700	800	800
Net sales	$265,835	$135,467	$48,136
Gross profit	$21,123	$31,744	$5,519
Gross profit margin	7.9%	23.4%	11.5%
Income from operations	$14,555	$19,262	$1,261
Income from operations margin	5.5%	14.2%	2.6%

2012
New trailers shipped	11,700	500	600
Net sales	$280,730	$72,121	$38,171
Gross profit	$18,936	$16,550	$4,131
Gross profit margin	6.7%	22.9%	10.8%
Income from operations	$13,735	$9,285	$1,027
Income from operations margin	4.9%	12.9%	2.7%

Commercial Trailer Products’ net sales decreased $14.9 million or 5.3 percent, on 10,700 trailers, or 1,000 fewer trailers than the prior year period. However, consistent with the Company’s efforts to improve pricing of our products, to recover material cost increases, and to improve the product mix, the Company’s average selling prices increased $500, or 2.3 percent compared to the prior year period. As a result, gross margin improved 120 basis points to 7.9 percent compared to the prior year period. Operating income increased to $14.6 million, or $0.8 million higher than the second quarter last year due to improved pricing and operational improvements.

Diversified Products’ net sales increased $63.3 million, or 87.8 percent, with our recent acquisitions of Walker and certain Beall assets contributing $98 million during the second quarter of 2013 as compared to $40 million for the previous year quarter. Gross profit improved $15.2 million compared to the prior year period, while gross margin increased 50 basis points from 22.9 percent to 23.4 percent, primarily attributed to the mix effect of Walker being a larger portion of Diversified Products this year. Operating income increased 107 percent, or $10.0 million, as compared to the same period last year, primarily due to the full quarter impact of Walker in 2013 as compared to the partial quarter in 2012 and also due to a strong quarter from our composite products.

Retail’s net sales increased $10.0 million, or 26.1 percent, and gross profit improved $1.4 million, gross margins increased 70 basis points to 11.5 percent, and operating income improved $0.2 million during the second quarter of 2013 as compared to the previous year quarter. Results were favorably impacted by the contribution of the Walker parts and service business as well as an increase in new trailer shipments of approximately 200 units.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contain non-GAAP financial measures, including Operating EBITDA, Operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense, as well as certain charges in connection with the Company’s acquisitions of Walker and certain assets of Beall. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. The Company provides this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of Operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring charges related to the Company’s acquisitions of Walker and certain assets of Beall, the impact of the release of the valuation allowances recorded against the Company’s net deferred tax assets as well as one-time costs related to losses incurred on the early extinguishment of debt for the term loan prepayment made in May 2013. Management believes providing this measure and excluding the impact of the non-recurring expenses attributable to the acquisitions of Walker and certain assets of Beall, the impact of the release of the valuation allowances and early extinguishment of debt costs facilitates comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Second Quarter 2013 Conference Call

Wabash National will conduct a conference call to review and discuss its second quarter results on July 31, 2013, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 23, 2013. Meeting access also will be available via conference call at 888-771-4371, participant code 35282310.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, intermodal equipment, liquid tank trailers, frac tanks, engineered products, and composite products. Wabash National operates three wholly-owned subsidiaries: Transcraft Corporation, Walker Group Holdings LLC, and Wabash National Trailer Centers, Inc. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker Transport, Walker Stainless Equipment, Walker Defense Group, Walker Barrier Systems, Walker Engineered Products, Brenner® Tank, Garsite, Progress Tank, TST, Bulk Tank International, Beall® and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding our outlook for new trailer shipments and Operating EBITDA, backlog, expectations regarding trailer demand levels, improved profitability and earnings capacity, customer pickup expectations, opportunity to capture higher margin sales, and the benefits of the acquisitions of Walker and certain assets of Beall. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, dependence on industry trends and timing, costs of indebtedness incurred in connection with the acquisition of Walker and the failure to achieve the benefit of the Walker acquisition and Beall asset purchase. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net sales	$413,126	$362,408	$737,355	$640,090
Cost of sales	354,273	322,727	636,316	580,680
Gross profit	58,853	39,681	101,039	59,410

General and administrative expenses	14,974	9,953	28,649	18,321
Selling expenses	7,734	5,482	15,401	8,978
Amortization of intangibles	5,454	3,454	10,824	4,192
Acquisition expenses	239	12,224	857	13,902
Income from operations	30,452	8,568	45,308	14,017

Other income (expense):
Interest expense	(6,577)	(5,441)	(14,112)	(6,174)
Other, net	(333)	(56)	1,905	(60)
Income before income taxes	23,542	3,071	33,101	7,783
Income tax expense	9,407	1,129	13,231	777
Net income	$14,135	$1,942	$19,870	$7,006
Basic and diluted net income per share	$0.20	$0.03	$0.29	$0.10

Comprehensive income
Net income	$14,135	$1,942	$19,870	$7,006
Foreign currency translation adjustment	(88)	106	(343)	106
Net comprehensive income	$14,047	$2,048	$19,527	$7,112

Basic net income per share:
Net income applicable to common stockholders	$14,135	$1,942	$19,870	$7,006
Undistributed earnings allocated to participating securities	(112)	(16)	(169)	(60)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$14,023	$1,926	$19,701	$6,946
Weighted average common shares outstanding	68,442	68,323	68,419	68,284
Basic net income per share	$0.20	$0.03	$0.29	$0.10

Diluted net income per share:
Net income applicable to common stockholders	$14,135	$1,942	$19,870	$7,006
Undistributed earnings allocated to participating securities	(112)	(16)	(169)	(60)
Net income applicable to common stockholders excluding amounts applicable to participating securities	$14,023	$1,926	$19,701	$6,946

Weighted average common shares outstanding	68,442	68,323	68,419	68,284
Dilutive stock options and restricted stock	416	202	425	287
Diluted weighted average common shares outstanding	68,858	68,525	68,844	68,571
Diluted net income per share	$0.20	$0.03	$0.29	$0.10

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Dollars in thousands)
(Unaudited)

	Commercial	Diversified		Corporate and
Three Months Ended June 30,	Trailer Products	Products	Retail	Eliminations	Consolidated
2013
New trailers shipped	10,700	800	800	(900)	11,400
Used trailers shipped	700	-	400	-	1,100

New Trailers	$254,674	$51,232	$22,864	$(21,826)	$306,944
Used Trailers	6,265	671	3,657	-	10,593
Components, parts and service	2,598	33,761	20,225	(3,682)	52,902
Equipment and other	2,298	49,803	1,390	(10,804)	42,687
Total net external sales	$265,835	$135,467	$48,136	$(36,312)	$413,126

Gross profit	$21,123	$31,744	$5,519	$467	$58,853
Income (Loss) from operations	$14,555	$19,262	$1,261	$(4,626)	$30,452

2012
New trailers shipped	11,700	500	600	(700)	12,100
Used trailers shipped	700	-	400	-	1,100

New Trailers	$272,651	$21,007	$16,513	$(17,108)	$293,063
Used Trailers	4,825	293	4,294	-	9,412
Components, parts and service	1,086	23,196	16,370	(3,202)	37,450
Equipment and other	2,168	27,625	994	(8,304)	22,483
Total net external sales	$280,730	$72,121	$38,171	$(28,614)	$362,408

Gross profit	$18,936	$16,550	$4,131	$64	$39,681
Income (Loss) from operations	$13,735	$9,285	$1,027	$(15,479)	$8,568

Six Months Ended June 30,
2013
New trailers shipped	18,700	1,400	1,500	(1,600)	20,000
Used trailers shipped	1,400	100	600	-	2,100

New Trailers	$443,652	$94,753	$39,807	$(35,802)	$542,410
Used Trailers	11,315	1,620	6,310	(5)	19,240
Components, parts and service	5,417	54,823	40,188	(6,239)	94,189
Equipment and other	3,526	96,287	2,674	(20,971)	81,516
Total net external sales	$463,910	$247,483	$88,979	$(63,017)	$737,355

Gross profit	$32,757	$57,672	$10,399	$211	$101,039
Income (Loss) from operations	$19,873	$32,782	$2,134	$(9,481)	$45,308

2012
New trailers shipped	22,100	500	1,000	(1,200)	22,400
Used trailers shipped	1,300	-	800	-	2,100

New Trailers	$507,740	$21,007	$26,404	$(26,898)	$528,253
Used Trailers	8,973	293	7,731	-	16,997
Components, parts and service	1,675	39,849	28,139	(5,635)	64,028
Equipment and other	5,722	42,562	1,017	(18,489)	30,812
Total net external sales	$524,110	$103,711	$63,291	$(51,022)	$640,090

Gross profit	$30,577	$23,008	$6,610	$(785)	$59,410
Income (Loss) from operations	$19,922	$14,669	$952	$(21,526)	$14,017

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets
Cash	$45,415	$81,449
Accounts receivable	124,600	96,590
Inventories	243,688	189,487
Deferred income taxes	41,840	42,330
Prepaid expenses and other	5,579	8,239
Total current assets	$461,122	$418,095

Property, plant and equipment	138,474	132,146

Deferred income taxes	9,255	21,894

Goodwill	150,282	146,444

Intangible assets	170,012	171,990

Other assets	10,299	12,057
	$939,444	$902,626

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$3,923	$3,381
Current portion of capital lease obligations	1,658	1,140
Accounts payable	126,027	87,299
Other accrued liabilities	93,992	104,873
Total current liabilities	$225,600	$196,693

Long-term debt	397,171	416,849

Capital lease obligations	7,275	3,781

Deferred income taxes	1,009	1,065

Other noncurrent liabilities	16,729	15,511

Commitments and contingencies

Stockholders' equity	291,660	268,727
	$939,444	$902,626

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2013	2012

Cash flows from operating activities
Net income	$19,870	$7,006
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	8,483	6,640
Amortization of intangibles	10,824	4,192
Loss on debt extinguishment	698	-
Deferred income taxes	13,073	673
Stock-based compensation	3,908	2,151
Accretion of debt discount	2,268	777
Changes in operating assets and liabilities
Accounts receivable	(27,933)	(4,822)
Inventories	(53,255)	(20,285)
Prepaid expenses and other	160	(1,450)
Accounts payable and accrued liabilities	26,592	(4,835)
Other, net	1,952	(1,524)
Net cash provided by (used in) operating activities	$6,640	$(11,477)

Cash flows from investing activities
Capital expenditures	(6,579)	(3,589)
Acquisition, net of cash acquired	(15,985)	(364,012)
Other	2,500	-
Net cash used in investing activities	$(20,064)	$(367,601)

Cash flows from financing activities
Proceeds from exercise of stock options	191	186
Borrowings under revolving credit facilities	651	194,179
Payments under revolving credit facilities	(651)	(234,180)
Principal payments under capital lease obligations	(884)	(1,142)
Proceeds from issuance of convertible senior notes	-	145,500
Proceeds from issuance of term loan credit facility, net of issuance costs	-	292,500
Principal payments under term loan credit facility	(20,750)	(750)
Principal payments under industrial revenue bond	(151)	-
Debt issuance costs paid	(981)	(5,026)
Stock repurchase	(35)	(564)
Net cash (used in) provided by financing activities	$(22,610)	$390,703

Net (decrease) increase in cash	$(36,034)	$11,625
Cash at beginning of period	81,449	19,976
Cash at end of period	$45,415	$31,601

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands, except per share amounts)
(Unaudited)

Operating EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$14,135	$1,942	$19,870	$7,006
Income tax expense	9,407	1,129	13,231	777
Interest expense	6,577	5,441	14,112	6,174
Depreciation and amortization	9,531	7,063	19,307	10,832
Stock-based compensation	2,024	754	3,908	2,151
Acquisition expenses and related charges	239	13,300	857	14,978
Other non-operating expense (income)	333	56	(1,905)	60
Operating EBITDA	$42,246	$29,685	$69,380	$41,978

	Three Months Ended
	September 30, 2012	December 31, 2012	March 31, 2013
Net income	$18,441	$80,184	$5,735
Income tax expense (benefit)	1,246	(58,991)	3,824
Interest expense	7,760	7,790	7,535
Depreciation and amortization	7,003	7,730	9,776
Stock-based compensation	1,460	1,538	1,884
Acquisition expenses and related charges	1,996	335	618
Other non-operating (income) expense	(211)	248	(2,238)
Operating EBITDA	$37,695	$38,834	$27,134

Adjusted Earnings:

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$14,135	$0.21	$1,942	$0.03	$19,870	$0.29	$7,006	$0.10

Adjustments:
Loss on debt extinguishment, net of taxes	419	0.01	-	-	419	0.01	-	-
Acquisition expenses, net of taxes	143	-	12,224	0.18	514	0.01	13,902	0.20
Impact of acquired profit in inventories and short term intangible amortization	-	-	1,376	0.02	-	-	1,376	0.02

Adjusted earnings	$14,697	$0.21	$15,542	$0.23	$20,803	$0.30	$22,284	$0.32

	Three Months Ended
	September 30, 2012		December 31, 2012		March 31, 2013
	$	Per Share	$	Per Share	$	Per Share

Net Income	$18,441	$0.27	$80,184	$1.17	$5,735	$0.08

Adjustments:
Income tax benefit	-	-	(58,991)	(0.86)	-	-
Acquisition expenses, net of taxes	172	-	335	-	371	0.01
Impact of acquired profit in inventories and short term intangible amortization	2,274	0.03	150	-	-	-

Adjusted earnings	$20,887	$0.30	$21,678	$0.32	$6,106	$0.09